UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2015 (March 5, 2015)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2015, the Company entered into an Annual Incentive Agreement with Ivan Kaufman, its Chief Executive Officer.  The agreement generally sets forth the agreement of the Company and Mr. Kaufman with respect to Mr. Kaufman’s annual base salary and incentive compensation from the Company commencing in 2015 and continuing during his service as Chief Executive Officer.  Under the terms of the agreement, Mr. Kaufman will have an annual base salary of $1,000,000 and an annual performance bonus target opportunity of 200% of base salary (and a maximum annual bonus opportunity of 300% of base salary — with the opportunity to earn an additional $500,000 annually in the event of extraordinary performance with respect to corporate capital growth goals).  The goals applicable to the annual performance bonus will relate to the Company’s adjusted funds from operations, corporate capital growth (as noted above), balance sheet-management and efficiency, the relative risk of the Company’s portfolio and the Compensation Committee’s assessment of Mr. Kaufman’s leadership and achievement of subjective goals during the calendar year.  These goals (and the other goals contemplated by the agreement) are to be set by the Compensation Committee of the Company’s Board of Directors.

The agreement further provides for annual grants of three-year time-vesting restricted stock units with a value at grant of $500,000 and performance-vesting restricted stock units with a value at grant of $3,000,000.  The performance-vesting restricted stock units will vest, in whole or in part, based on the attainment of total shareholder return goals over a four year period.

The agreement also provides for the treatment of the various incentive awards upon a termination of Mr. Kaufman’s employment.  Among other things, the agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Kaufman for good reason (as such terms are defined in the agreement), then the annual bonus for the year of termination will be paid out at the target level of performance (which is 200% of base salary), all unvested time-vesting restricted stock units will vest in full and performance-vesting restricted stock units will vest pro-rata based on the elapsed portion of the performance period (based upon actual performance).

The foregoing description of the agreement is qualified in all respects by the terms of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date: March 6, 2015